UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No. __)

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STEWART INFORMATION SERVICES CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Stewart Information Services Confirms Receipt of Notice of Nominations from
Bulldog Investors

No Stockholder Action Required at this Time

HOUSTON, February 26, 2015 -- Stewart Information Services Corp. (NYSE: STC) (“Stewart”), a leading provider of real estate services, including global residential and commercial title insurance, escrow and settlement services, lender services, underwriting, specialty insurance and other solutions that facilitate successful real estate transactions, today confirmed that Bulldog Investors, LLC (“Bulldog”) submitted to the Company a notice of nomination of five director candidates to stand for election to the Stewart Board of Directors at the Company’s 2015 Annual Meeting of Stockholders.

Stewart stockholders are not required to take any action at this time. The Company will review the notice from Bulldog to ensure it complies with the Company’s governing documents and applicable law, and the Nominating and Corporate Governance Committee of Stewart’s Board of Directors will consider the nominations in due course. The Company will present its recommendation with respect to the election of directors in its proxy statement to be filed with the Securities and Exchange Commission.

Stewart issued the following statement:

Creating value for all stockholders remains the highest priority at Stewart, and we welcome input toward achieving this goal.  Members of Stewart’s management team and Board have had discussions with Phil Goldstein, a principal of Bulldog, and we will seek to continue the dialogue to better understand his views.   Phil Goldstein has stated that he is focused on selling the Company and is now attempting to take control of the Stewart Board to advance his personal interests.  Stewart’s Board and management team have a proven record of taking decisive actions to create value for all stockholders, and will continue its focus to do so.

Stewart’s Board and management team maintain open, constructive communications with stockholders.  Last year, in direct response to feedback from stockholders, Stewart added two new independent directors to our Board, began quarterly earnings calls, and committed to cost cutting and capital return measures.

Over the past three years, Stewart has aggressively transformed its business, and we are making strong progress against our strategic initiatives, as evidenced by our recently announced fourth quarter 2014 results.  During the fourth quarter, we achieved in excess of $10 million of annualized savings toward our target of $25 million, and we remain on track to achieve the full amount by the end of 2015.  As a result of our focus on margin improvement, title pre-tax margins for 2014 of 11.1% reflect more than 160 bps improvement over 2012 margins.  During the past year, we also completed several acquisitions which have significantly enhanced Stewart’s competitiveness in providing services all along the continuum of mortgage origination, servicing and support, as well as greatly expanded our ability to provide centralized title services.  Our mortgage services business is now growing and profitable, having significant acquisition-driven revenue expansion and achieving $5 million in ongoing cost savings in 2014.  As was further discussed in our earnings release, we have made significant progress in transforming the business to accelerate our growth and profitability.

Given the continued progress in our business, we began our share repurchase program earlier than previously expected, and during 2014 acquired $22.1 million worth of shares against our target of $70 million.  Further highlighting the solid progress we have made toward transforming Stewart, we announced on February 25, 2015 that the Stewart Board approved an increase in the Company’s cash dividend to $1.00 per share to be paid quarterly at a rate of $0.25 per share beginning in the second quarter of this year.  We believe these moves reflect the Board’s confidence in Stewart and the Company’s strategy, and demonstrate our commitment to returning meaningful amounts of capital to stockholders on a regular basis.

The Board will continue to act in the best interest of stockholders with the goal of enhancing value for all stockholders.

Skadden, Arps, Slate, Meagher & Flom LLP is serving as Stewart’s legal advisor, and Goldman, Sachs & Co. is serving as financial advisor.

About Stewart

Stewart Information Services Corp. (NYSE: STC) is a leading provider of real estate services, including global residential and commercial title insurance, escrow and settlement services, lender services, underwriting, specialty insurance, loan due diligence, compliance solutions, service performance management and other solutions that facilitate successful real estate transactions. Stewart offers personalized service, industry expertise and customized solutions for virtually any type of real estate transaction, through our direct operations, network of approved agencies and other companies within the Stewart family. Through a focus on integrity, smart growth and conservative management, Stewart remains committed to serving our customers, innovating and improving to meet their needs in an ever-changing market. More information can be found at http://www.stewart.com/news, subscribe to the Stewart blog at http://blog.stewart.com or follow Stewart on Twitter @stewarttitleco.

Additional Information and Where to Find It

Stewart Information Services Corporation (the “Company”), its directors and certain of its executive officers and employees may be deemed to be participants in the solicitation of proxies from stockholders in connection with the Company’s 2015 Annual Meeting of Stockholders (the “2015 Annual Meeting”). The Company plans to file a proxy statement with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for the 2015 Annual Meeting (the “2015 Proxy Statement”). Additional information regarding the identity of these potential participants, none of whom, other than the Company’s Chief Executive Officer and advisory director, Matthew W. Morris, and its directors and Vice Chairmen of the Board of

Directors, Malcolm S. Morris and Stewart Morris, Jr., beneficially owns in excess of 1 percent of the Company’s shares of Class B Common Stock, and none of whom, other than the Company’s director, Arnaud Ajdler, beneficially owns in excess of 1 percent of the Company’s shares of Common Stock,  and their direct or indirect interests, by security holdings or otherwise, will be set forth in the 2015 Proxy Statement and other materials to be filed with the SEC in connection with the 2015 Annual Meeting. This information can also be found in the Company’s definitive proxy statement for its 2014 Annual Meeting of Stockholders (the “2014 Proxy Statement”), filed with the SEC on March 31, 2014, or the Annual Report on Form 10-K for the year ended December 31, 2013, filed with the SEC on February 28, 2014 (the “Form 10-K”). To the extent holdings of the Company’s securities have changed since the amounts printed in the 2014 Proxy Statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC.

STOCKHOLDERS ARE URGED TO READ THE 2015 PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO), 2014 PROXY STATEMENT, FORM 10-K AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY HAS FILED OR WILL FILE WITH THE SEC BECAUSE THEY CONTAIN IMPORTANT INFORMATION.

Stockholders will be able to obtain, free of charge, copies of the 2015 Proxy Statement (when filed), 2014 Proxy Statement, Form 10-K and any other documents (including the WHITE proxy card) filed or to be filed by the Company with the SEC in connection with the 2015 Annual Meeting at the SEC’s website (http://www.sec.gov) or at the Company’s website (http://www.stewart.com) or by writing to Stewart Information Services Corporation, Attention: Investor Relations, 1980 Post Oak Boulevard, Suite 800, Houston, Texas 77056.

Forward-looking statements

Certain statements in this news release are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements relate to future, not past, events and often address our expected future business and financial performance. These statements often contain words such as "expect," "anticipate," "intend," "plan," "believe," "seek," "will," "foresee" or other similar words. Forward-looking statements by their nature are subject to various risks and uncertainties that could cause our actual results to be materially different than those expressed in the forward-looking statements. These risks and uncertainties include, among other things, the tenuous economic conditions; adverse changes in the level of real estate activity; changes in mortgage interest rates, existing and new home sales, and availability of mortgage financing; our ability to respond to and implement technology changes, including the completion of the implementation of our enterprise systems; the impact of unanticipated title losses or the need to strengthen our policy loss reserves; any effect of title losses on our cash flows and financial condition; the impact of vetting our agency operations for quality and profitability; changes to the participants in the secondary mortgage market and the rate of refinancing that affects the demand for title insurance products; regulatory non-compliance, fraud or defalcations by our title insurance agencies or employees; our ability to timely and cost-effectively respond to significant industry changes and introduce new products and services; the outcome of pending litigation; the impact of changes in governmental and insurance regulations, including any future reductions in the pricing of title insurance products and services; our dependence on our operating subsidiaries as a source of cash flow; the continued realization of expense savings from our cost management program; our ability to successfully integrate acquired businesses; our ability to access the equity and debt financing markets when and if needed; our ability to grow our international operations; and our ability to respond to the actions of our competitors. These risks and uncertainties, as well as others, are discussed in more detail in our documents filed with the Securities and Exchange Commission, including the Form 10-K, our quarterly reports on Form 10-Q, and our Current Reports on Form 8-K. We expressly disclaim any obligation to update any forward-looking statements contained in this news release to reflect events or circumstances that may arise after the date hereof, except as may be required by applicable law.

Contact:

Stewart Information Services Corp.
John Arcidiacono, (713) 625-8019
Chief Marketing Officer
jarcidia@stewart.com

or

Nat Otis, (713) 625-8360
Director-Investor Relations
nat.otis@stewart.com
http://www.stewart.com

or

Matthew Sherman / Steve Frankel / Scott Bisang
Joele Frank, Wilkinson Brimmer Katcher
(212) 355-4449